Exhibit 99.1

SeraCare Life Sciences Announces Renewal of National Institutes of Health Contract to Support Research

MILFORD, Mass., May 2, 2011—SeraCare Life Sciences announced today that the National Heart, Lung, and Blood Institute (NHLBI) of the National Institutes of Health has awarded a new contract to SeraCare, replacing the current contract which expired on April 30, 2011. Under this contract, SeraCare, at the direction of the NHLBI, will advise on proper collection, processing and storage for biorepository collections. SeraCare will also continue to acquire, store and distribute biospecimens to the scientific community for use in research related to transfusion-transmitted diseases and a variety of other disorders of the blood and the cardiovascular and respiratory systems. The contract is valued at $17.6 million over a five-year term, for an average of $3.5 million per year, if all options are exercised by the NHLBI.

“The National Institutes of Health is a long-standing, highly valued customer of SeraCare’s services business and its commitment to a continued relationship speaks to SeraCare’s exemplary leadership in this space,” said Susan Vogt, President and Chief Executive Officer of SeraCare. “SeraCare’s biorepository is a best-in-class facility. We store and manage more than 15 million biological samples for government and commercial customers that are critical for scientific research, disease control, drug and diagnostic development and national defense. Our relationship with the National Heart, Lung, and Blood Institute has been in place for more than 12 years and we are pleased to continue this important strategic collaboration.”

This project has been funded in whole with Federal funds from the National Heart, Lung, and Blood Institute, National Institutes of Health, Department of Health and Human Services, under Contract No.HHSN268201100031C.

About SeraCare Life Sciences, Inc.
SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics. The Company's innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare's quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry.  www.seracare.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. ("SeraCare" or the "Company"). All statements regarding the maximum amount of potential revenue from the NHLBI contract, the possible exercise of options under the NHLBI contract, SeraCare’s obligations under the contract and the expected impact of the NHLBI contract on SeraCare’s financial results are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct, and actual results may differ materially from those reflected in the forward-looking statements. Factors that could cause our actual results to differ from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, failure of the NHLBI to exercise options under the contract, the potential for termination of the NHLBI contract at the convenience of the government or for other reasons, the potential for renegotiation of the NHLBI contract over the five-year term of the contract, the potential failure to fulfill obligations under the contract, failure to maintain proper inventory levels, interruption in our supply of products or raw materials, actions of SeraCare's competitors, and changes in the regulatory environment. Many of these factors are beyond our ability to control or predict.

Contacts
Gregory A. Gould
Chief Financial Officer
SeraCare Life Sciences, Inc.
508-244-6400

Sarah Cavanaugh
MacDougall Biomedical Communications
781-235-3060